UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 5, 2005
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

A.     EXECUTION OF MASTER CONTRIBUTION AGREEMENT

On December 5, 2005, Genius Products, Inc. (the “Company”), The Weinstein Company LLC, a Delaware limited liability company (“TWC”), and The Weinstein Company Holdings LLC, a Delaware limited liability company (such company or another company designated by TWC pursuant to the Agreement (as defined below), the “Distributor”), entered into a Master Contribution Agreement (the “Agreement”) in connection with the formation of a new venture to exploit the exclusive U.S. home video distribution rights to feature film and direct-to-video releases owned or controlled by TWC (the “Transaction”).

Under the terms of the Agreement, at the closing of the Transaction (“Closing”) the Company will contribute to the Distributor substantially all of its assets, employees and existing businesses and certain liabilities, and the Distributor will hold a distribution agreement from TWC entitling it to distribute in the United States, and receive a distribution fee on, all filmed entertainment for which TWC owns or controls U.S. home video distribution rights. The Distributor will initially be 70% owned by TWC or its owners and 30% owned by the Company. The Company’s interest in the Distributor will consist of Class G Units representing a 30% membership interest in the Distributor, and the interest of TWC or its owners will consist of Class W Units representing a 70% membership interest in the Distributor. The 70% interest in the Distributor held by TWC or its owners will be redeemable, at their option at any time from one year after the Closing, for up to 70% of the outstanding common stock of Genius Products, or with their approval, cash. TWC and the Company will operate under an interim distribution agreement until the closing of the Transaction.

On or prior to Closing, the Distributor will adopt an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) in the form agreed to by the parties. The Distributor, which will be renamed Genius Products, LLC, will operate the new distribution business and the existing businesses of the Company, and continue to operate under the LLC Agreement following the Closing.

At the Closing, the Company will also issue to TWC 100 shares of Series W Preferred Stock in the Company. The Series W Preferred Stock will provide TWC or its permitted transferees with (a) the right to elect five of the seven directors on the Company’s Board of Directors, (b) majority voting power over other actions requiring approval of the Company’s stockholders, and (c) the right to approve certain specified actions by the Company. The Series W Preferred Stock will have no rights to receive dividends and minimal liquidation value. On or prior to the Closing, the Company will amend and restate its Certificate of Incorporation to, among other things, provide for the designation of the Series W Preferred Stock.

At the Closing, the Company and TWC will also enter into a Registration Rights Agreement pursuant to which the Company will register for resale the shares of Common Stock of the Company issuable upon redemption of TWC’s Class W Units in the Distributor.

The Agreement contains customary representations and warranties and conditions to the Closing, including approval of the Company’s stockholders, and customary undertakings from the Company regarding the conduct of its business pending the Closing. The Agreement also contains customary indemnification and contribution provisions whereby the Company and TWC have agreed to indemnify each other against certain liabilities.

The Agreement contains customary termination provisions which, under certain circumstances in the event of a termination under the Agreement, may subject the Company to liability for the payment of termination fees or reimbursement of expenses, and includes a provision which permits either party to terminate the agreement if the transaction fails to close by April 15, 2006. The Agreement also contains customary covenants restricting the Company from, among other things, soliciting, encouraging or accepting any alternative business combination transaction, and the Company’s Board of Directors many not withdraw or modify its approval or recommendation of the Transaction.

As provided in the Agreement, on or prior to execution of the Agreement TWC received executed Voting Agreements and proxies from certain stockholders of the Company pursuant to which these stockholders agreed to vote their shares in favor of the transactions contemplated by the Agreement, certain changes to the Company’s Certificate of Incorporation to accommodate these transactions and an increase of six million shares in the Company’s 2004 Stock Incentive Plan. TWC received executed Voting Agreements and proxies from holders of approximately 32.6% of the Company’s outstanding shares.

Pursuant to the Agreement, the following agreements will be entered into by the Company at the Closing:

•	Amended and Restated Limited Liability Company Agreement;
•	Video Distribution Agreement;
•	Registration Rights Agreement;
•	Services Agreement; and
•	Assignment and Assumption Agreement.

The Agreement is furnished as an exhibit to this Report. The preceding description of the Agreement is summary in nature and does not purport to be complete, should be read in conjunction with a review of the Agreement, and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

The Company plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement in connection with the Transaction. Investors are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information. Investors will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the Web site maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain copies of the proxy statement free of charge from the Company, by contacting their proxy solicitor: The Altman Group, 1200 Wall Street West, Third Floor, Lyndhurst, NJ, 07071 or 800-820-2416.

The directors, executive officers and certain other members of management of the Company may be deemed to be soliciting proxies in favor of the proposed transaction from the Company’s shareholders. For information about these directors, executive officers and members of management, please refer to the Company’s Annual Report on Form 10-KSB (as amended) for the fiscal year ended December 31, 2004 and its other filings with the SEC, which is available at the SEC’S website (www.sec.gov) and from the Company at the address provided in the preceding paragraph.

B.     EXECUTION OF EMPLOYMENT AGREEMENTS AND AMENDMENTS

1.     Trevor Drinkwater

Effective December 5, 2005, the Company entered into an amendment to the employment agreement with Trevor Drinkwater, pursuant to which the following changes were made to Mr. Drinkwater’s employment agreement:

•	Three-year term, with up to two one-year extensions at the option of the Company;
•
Base compensation of $425,000 in year one, $475,000 in year two, $525,000 in year three, $625,000 in year four (if applicable), and $675,000 in year five (if applicable), plus annual bonuses in each year of up to 50% of base salary based on performance factors to be determined by the Company’s Board of Directors; and

•	Additional stock options to acquire 1,000,000 shares, vesting in equal installments over five years.

2.     Michael Radiloff

Effective December 5, 2005, the Company entered into an amendment to the employment agreement with Michael Radiloff, pursuant to which the following changes were made to Mr. Radiloff’s employment agreement:

•	Two-year term, with a one-year extension at the option of the Company; and
•	Additional stock options to acquire 75,000 shares, vesting in equal installments over five years.

3.     Rodney Satterwhite

Effective December 2, 2005, the Company and Rodney Satterwhite entered into an employment agreement pursuant to which Mr. Satterwhite agreed to serve as Executive Vice President and Chief Operating Officer of the Company.

Under the agreement, Mr. Satterwhite is employed by the Company at-will and his employment may be terminated by the Company at any time. Mr. Satterwhite’s annual salary during his employment will be $200,000, and he will be provided an additional $800 monthly auto allowance. In addition, Mr. Satterwhite was granted an option to purchase 225,000 shares of the Company’s common stock vesting over a three-year period. Mr. Satterwhite will be provided three weeks annual paid vacation. If the Company terminates Mr. Satterwhite without cause (as defined in the agreement), he will be entitled to receive a severance payment equal to his compensation for a six-month period plus all accrued but unpaid salary and vacation time.

Effective December 5, 2005, the Company entered into an amendment to the employment agreement with Mr. Satterwhite, pursuant to which the following changes were made to his employment agreement:

•	Two-year term, with a one-year extension at the option of the Company; and
•	Additional stock options to acquire 75,000 shares, vesting in equal installments over five years.

4.     Mitch Budin

Effective December 5, 2005, the Company and Mitch Budin entered into an employment agreement pursuant to which Mr. Budin agreed to serve as Executive Vice President of Sales for the Company, starting on January 2, 2006.

Under the agreement, Mr. Budin is to be employed by the Company at-will and his employment may be terminated by the Company at any time. Mr. Budin’s annual salary during his employment will be $210,000, and he will be provided an additional $800 monthly auto allowance. In addition, Mr. Budin was granted an option to purchase 225,000 shares of the Company’s common stock with 75,000 shares vesting immediately and 75,000 additional shares vesting on the first and second anniversaries of the grant date. Mr. Budin will be provided three weeks annual paid vacation. If the Company terminates Mr. Budin without cause (as defined in the agreement), he will be entitled to receive a severance payment equal to his compensation for a twelve-month period plus all accrued but unpaid salary and vacation time.

Effective December 5, 2005, the Company entered into an amendment to the employment agreement with Mr. Budin, pursuant to which the following changes were made to his employment agreement:

•	Two-year term, with a one-year extension at the option of the Company; and
•	Additional stock options to acquire 75,000 shares, vesting in equal installments over five years.

5.     Michel Urich

Effective December 2, 2005, the Company entered into an amendment to the employment agreement with Michel Urich, pursuant to which the following changes were made to his employment agreement:

•	Base compensation of $190,000 a year, plus bonuses commensurate with other executive vice presidents of the Company;
•	Car allowance of $800 per month; and
•	12-month severance upon termination without cause (as defined in the amendment).

The employment agreements and amendments described above are furnished as exhibits to this Report. The preceding description of these agreements is summary in nature and does not purport to be complete, should be read in conjunction with a review of the agreements, and is qualified in its entirety by reference to the agreements, which are incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure under Part A of Item 1.01 of this Report is hereby incorporated herein by reference. The offer and sale of securities referenced in Part A of Item 1.01 of this Report has not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, pursuant to an exemption from registration under Section 4(2) of the Act and Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: December 8, 2005	By:	/s/ Trevor Drinkwater

Trevor Drinkwater Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Master Contribution Agreement, dated as of December 5, 2005, by and among Genius Products, Inc., The Weinstein Company LLC and The Weinstein Company Holdings LLC.*
99.1	Amendment to Employment Agreement, dated December 5, 2005, between Genius Products, Inc. and Trevor Drinkwater.
99.2	Amendment to Employment Agreement, dated December 5, 2005, between Genius Products, Inc. and Michael Radiloff.
99.3	Employment Agreement, dated December 2, 2005, between Genius Products, Inc. and Rodney Satterwhite.
99.4	Amendment to Employment Agreement, dated December 5, 2005, between Genius Products, Inc. and Rodney Satterwhite.
99.5	Employment Agreement, dated December 5, 2005, between Genius Products, Inc. and Mitch Budin.
99.6	Amendment to Employment Agreement, dated December 5, 2005, between Genius Products, Inc. and Mitch Budin.
99.7	Amendment to Employment Agreement, dated December 2, 2005, between Genius Products, Inc. and Michel Urich.

*  Exhibits are omitted but will be furnished to the Commission supplementally upon request.